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                        THIRD AMENDMENT TO LOAN AGREEMENT



        This THIRD AMENDMENT TO LOAN AGREEMENT ("Amendment") dated as of March 12, 1997 is made by and among APOGEE, INC., a Delaware corporation ("Apogee") and each Subsidiary identified on the attached Schedule 6.1(c) (collectively, the "Borrowing Subsidiaries" and together with Apogee, the "Borrowers" and individually, a "Borrower") and PNC BANK, NATIONAL ASSOCIATION, a national banking association (the "Bank").

        Reference is made to the Revolving Credit Agreement dated as of April 11, 1996 by and between the Borrowers and the Bank, as amended on June 21, 1996 and November 1, 1996 (the "Agreement") pursuant to which the Bank made available to the Borrowers a $15,000,000 revolving credit facility. The obligations under the Agreement and the Loan Documents were evidenced by the Borrowers' Note payable to the Bank. (Capitalized terms used herein not otherwise defined shall have the meanings provided for in the Agreement.)

        The Borrowers and the Bank have agreed that the Agreement be amended as provided herein, effective as of the date hereof, to provide for a new structure of the Revolving Credit Commitment, eliminate all references to the Borrowing Base and amend certain other provisions of the Agreement in connection therewith.

        NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


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        1.      AMENDMENT TO AGREEMENT.

                (a) Section 1.1 of the Agreement and the Agreement generally (including without limitation, Section 2.5, 5.3 and 7.1 thereof) are hereby amended by deleting the following definitions and all references to them:

                         Borrowing Base
                         Borrowing Base Certificate

                (b) Section 1.1 of the Agreement is hereby further amended by adding the following definitions:

                                  Commitment Limit shall mean for any date in
                any fiscal quarter, an amount equal to (x) Consolidated Cash Flow from Operations for the prior twelve (12) month period multiplied by (y) the ratio set forth in Section 8.2(n) in respect of such quarter.

                                  Discretionary Advance Sublimit shall have the
                meaning given to such term in Section 2.1(b).

                                  Revolving Credit Commitment shall mean the
                lesser of (x) Fifteen Million Dollars ($15,000,000) and (y) the Commitment Limit, subject in all respects to the Discretionary Advance Sublimit.

                (c) Section 1.1 of the Agreement is hereby further amended by

                         (i) amending and restating the definition of Expiration
Date to read in its entirety as follows: Expiration Date shall mean June 30, 1998;

                         (ii) by amending the definition of Consolidated Net
Income by adding at the end thereof a new sentence to read in its entirety as follows:

                         For purposes of calculating the financial covenants in
                         Section 8.2(o), Consolidated Net Income for the fiscal quarters ended March 31, 1996, June 30, 1996, September 30, 1996 and December 31, 1996 shall be deemed to be $381,000, $710,000, $605,000 and
                         $(252,000) respectively.


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                         (iii) by amending the definition of Consolidated Cash
Flow From Operations by (x) inserting at the end of item (i), before the comma, the phrase:

                         and for the fiscal quarter ended March 31, 1997 only, an amount equal to $325,000 (which represents the loss from discontinued operations) and (y) adding at the end thereof the following phrase:

                         and for each of the four (4) fiscal quarters ending March 31, 1996, June 30, 1996, September 30, 1996 and
                         December 31, 1996, shall be deemed to be $1,381,534, $1,843,367, $1,715,030 and $607,046, respectively.

                ; and

                         (iv) by substituting in the definition of Minimum Net Worth

Requirement for the phrase "$78,739,000" the phrase "$65,180,000."

                (d) Section 2.1 of the Agreement is hereby amended and restated to read in its entirety as follows:

                         (a) Subject to the terms and conditions hereof
                (including, without limitation, subsection (b) hereof), and relying upon the representations and warranties herein set forth, the Bank agrees to make revolving credit loans (the "Revolving Credit Loans") to any of the Borrowers at any time or from time to time on or after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount not to exceed at any one time the Bank's Revolving Credit Commitment minus the aggregate undrawn face amount of outstanding Letters of Credit issued pursuant to Section 2.9. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1. Of the Revolving Credit Commitment, an amount up to and including Twelve Million Dollars ($12,000,000) shall be available, subject to the provisions of this Agreement, for Revolving Credit Loans irrespective of subsection (b) hereof.

                         (b) Revolving Credit Loans made under that portion of
                the Revolving Credit Commitment in excess of Twelve Million Dollars ($12,000,000) (such excess being the "Discretionary Advance Sublimit") shall be made, if at all, at the sole discretion of the Bank. The Bank may decline to make Loans under the Discretionary Advance Sublimit at any time and for any reason


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                         without prior notice to Apogee or any Borrower. The
                         Bank's willingness to consider making any Loan under the Discretionary Advance Sublimit is subject to the Bank's evaluation of the circumstances under which the request for such Loan arises, the security and collateral therefor, any credit support, guaranties or credit enhancement to be provided in connection therewith and other matters deemed appropriate by the bank in its sole discretion. Unless otherwise agreed in writing at the time any such Loan is made, the maturity date of Loans outstanding under the Discretionary Advance Sublimit shall be determined by the Bank at the time such Loan is made and shall not be after the Expiration Date.

                         (e) Section 5.3(b) of the Agreement is hereby amended
and restated to read in its entirety as follows:

                                  The Borrowers shall by payment of money to the
                         Bank reduce the amount outstanding hereunder if and to the extent it exceeds the Revolving Credit Commitment as calculated using the most recently delivered financial statements delivered pursuant to Section 8.1(m) or to the extent it exceeds amounts permitted by the Bank to be outstanding under the Discretionary Advance Sublimit. Such reductions shall be made within five (5) Business Days after the Bank has provided notice of the determination of such excess.

                         (f) Section 8.1(m)(v) of the Agreement is hereby
amended to delete references to the Borrowing Base and Exhibit 8.1(m)(v) is also amended to delete references to, or provide for the calculation of, the Borrowing Base.

                         (g) Section 8.2(k), relating to the current ratio, is
hereby deleted.

                         (h) Section 8.2(m) of the Agreement is hereby amended
by substituting for the table set forth therein the following table:



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
                                  Period Ended                         Ratio
                                  ------------                         -----
                                  December 31, 1996 and                3.4
                                  March 31, 1997

                                  June 30, 1997                        3.6

                                  September 30, 199                    3.5

                                  December 31, 1997 and                3.0
                                  thereafter


                         (i) Section 8.2(n) of the Agreement is hereby amended by (x) adding after the phrase "Indebtedness under this Agreement" in item (i) the phrase: "except for principal amounts not in excess of $12,000,000" and (y) substituting for the table set forth therein the following table:


                                    Period Ended                             Ratio
                                    ------------                             -----
                                    December 31, 1996 and                    2.25
                                    March 31, 1997

                                    June 30, 1997                            2.60

                                    September 30, 1997                       2.70

                                    December 31, 1997 and                    2.50
                                    thereafter

                         (j) Section 8.2(o) of the Agreement is hereby amended
by (x) inserting at the end of the item (A) after the phrase "income taxes" the phrase:

                           and for the fiscal quarter ended March 31, 1997 only, an amount equal to $325,000 (which represents the loss from discontinued operations)

and (y) substituting for the table therein the following table:


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
                                    Period Ended                       Ratio
                                    ------------                       -----
                                    December 31, 1996 and              2.10 to 1.0
                                    March 31, 1997

                                    June 30, 1997                      1.3 to 1.0

                                    September 30, 1997                 0.8 to 1.0

                                    December 31, 1997 and              1.4 to 1.0
                                    thereafter

         2.       MISCELLANEOUS.

                  (a) Recognizing and in consideration of the Bank's agreement to the amendments herein set forth, the Borrowers hereby waive and release the Bank and its officers, attorneys, agents, and employees from any liability, suit, damage, claim, loss or expense of any kind or nature whatsoever and howsoever arising out of or relating to the Bank's acts or omissions with respect to the Revolving Credit Loans. The Borrowers further hereby agree to indemnify and hold the Bank and its officers, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including counsel fees) suffered by or rendered against the Bank or any of them on account of anything arising out of the Revolving Credit Note, the Credit Agreement, this Agreement, the Loan Documents or any other document delivered pursuant thereto up to and including the date hereof.

                  (b) All of the terms, conditions, provisions and covenants in the Note, the Agreement, the Loan Documents, and all other documents delivered to the Bank in connection with any of the foregoing documents and obligations secured thereby shall remain unaltered and in full force and effect except as modified by this Amendment.


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Amendment, including without limitation, the reasonable fees and expenses of the
Bank's counsel.

                  (d) This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  (e) Each and every one of the terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the Borrowers and the Bank and their respective successors and assigns.

                  (f) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute but one and the same instrument.

                  (g) Apogee represents and warrants that all of its subsidiaries are listed on the attached Schedule 6.1(c).

         3. PAYMENT OF FEES.

            Contemporaneously with the execution of this Amendment, Apogee shall pay to the Bank (i) an amendment fee equal to $120,000 and (ii) at such time as the first Loan, if any, under the Discretionary Advance Sublimit is made a fee equal to $30,000. Such fee is not a commitment fee and is in consideration for the Bank's underwriting and amendment to the Credit Agreement and the facilities contemplated thereby and is not interest or a charge for the use of money.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                      APOGEE, INC., a Delaware corporation,

                      and each of the other BORROWERS

                      GUARANTORS listed on Schedule 6.1(c)

                      By:   /s/  Alan N. Vinick
                         -------------------------------------
                      [Name], Alan N. Vinick
                      the Senior Vice Pres. [Title] of
                      each BORROWERS and GUARANTORS listed on
                      Schedule 6.1(c).

                                     - and -

                      PNC BANK, NATIONAL ASSOCIATION

                      By:   /s/  Marcie D. Knittel
                         -------------------------------------
                      Name:      Marcie D. Knittel
                      Title:     Vice President